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                                                                    Exhibit 21
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                    COMPUTER NETWORK TECHNOLOGY CORPORATION

                        Subsidiaries of the Registrant



CNT International Ltd.
----------------------

  .  Incorporated under the English Companies Act
  .  d/b/a CNT International Ltd. and CNTI



CNT France S.A.
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  .  Incorporated under French law
  .  d/b/a CNT France S.A. and CNTF



Computer Network Technology GmbH
--------------------------------

  .  Incorporated under German law



CNTFS Corporation
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  .  Incorporated under Virgin Islands law



CNTware Vernetzungssysteme GmbH (51%)
-------------------------------

  .  Incorporated under German law
  .  d/b/a CNTware



Computer Network Technology (Asia Pacific) Pty. Ltd.
----------------------------------------------------

  .  Incorporated under Australian Law
  .  d/b/a CNT A/P